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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 5, 1995

                    Park Communications, Inc.

          Exact name of registrant as specified in its charter)


     Delaware            0-12743                  16-0986694
(State or other    (Commission File Number)       (IRS Employer
jurisdiction                                      Identification
of incorporation)                                 No.)



               Terrace Hill, Ithaca, N.Y. 14850
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 607-272-9020


                              N/A
(Former name or former address, if changed since last report)
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Item 5.  Other Events.

          Set forth below is the text of a press release issued by the Registrant on April 5, 1995, reporting an unofficial announcement by the Federal Communications Commission (the "FCC") regarding its consent to the transfer of control of the Registrant and its broadcast licensee subsidiaries to Park Acquisitions, Inc. ("PAI") in connection with the sale of the Company to PAI for approximately $711.4 million. On Monday, April 10, 1995, the FCC released its order, a copy of which is attached as an exhibit hereto and is incorporated herein by reference.

     "On Wednesday, April 5, 1995, the Federal Communications Commission issued an unofficial announcement of Commission action consenting to the transfer of control of licenses held by Park Communications, Inc. to Park Acquisitions, Inc. in connection with the sale of 100 percent of the stock of the Company to Park Acquisitions, Inc. for approximately $711.4 million. Release of the Commission's formal order is expected shortly. Under the terms of the sale agreement, the order will become final thirty days after the date of release, absent a decision by the FCC to reconsider the order or an appeal of the order to the United States Court of Appeals.

     The sale of Park Communications, Inc. is also contingent upon approval of the transaction by the holders of at least 66 percent of the Company's issued and outstanding common stock. The estate of the company's founder and former chairman and chief executive officer, Roy
     H. Park, which currently owns or controls approximately 80.1 percent of the company's issued and outstanding common stock, has agreed to vote the estate-held shares in favor of the transaction and has given a proxy to Park Acquisitions, Inc. and its acquisition subsidiary for these purposes.

     A stockholders' meeting for the purpose of voting on the transaction is being scheduled for early May, 1995."

Item 7. Financial Statements, Pro Forms Financial Information and Exhibits

     (c)  Exhibits

          10 -- Federal Communications Commission Order dated April 10, 1995, consenting to the transfer of Park Communications, Inc. and its broadcast licensee subsidiaries to Park Acquisitions, Inc.
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          Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PARK COMMUNICATIONS, INC.

     Date:     4/11/95        /s/ Wright M. Thomas
                         _____________________________
                              Wright M. Thomas
                         President, Chief Operating Officer,
                         Assistant Secretary and Director

     Date:     4/11/95        /s/ Randel N. Stair
                         _____________________________
                              Randel N. Stair
                         Vice President -- Chief Financial
                         Officer, Controller, Treasurer and Assistant
                         Secretary (Principal Financial Officer)


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                                 EXHIBIT INDEX

10 -- Federal Communications Commission Order dated April 10, 1995, consenting to the transfer of Park Communications, Inc. and its broadcast licensee subsidiaries to Park Acquisitions, Inc.